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                                                                   EXHIBIT 10(D)



                             BANK ONE CORPORATION

                            401(k) RESTORATION PLAN
                            -----------------------





                          Effective January 1, 1987,

                Amended and restated effective January 1, 1998
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                             BANK ONE CORPORATION
                            401(k) RESTORATION PLAN

                               TABLE OF CONTENTS

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PURPOSE/CONCEPT/EFFECTIVE DATE.............................................    1

ARTICLE I     PARTICIPATION................................................    2

              Section 1.1   Eligibility....................................    2
              Section 1.2   Conditions of Participation....................    2
              Section 1.3   Election to Deferred Compensation..............    2
              Section 1.4   Company Marching Contributions.................    3
              Section 1.5   Deferred Accounts..............................    3
              Section 1.6   Statement of Accounts..........................    3

ARTICLE II    BENEFIT DISTRIBUTIONS FROM THE PLAN..........................    4

              Section 2.1   Form of Distribution...........................    4
              Section 2.2   Acceleration of Benefit Payments...............    4
              Section 2.3   Withholding; Payroll Taxes.....................    4
              Section 2.4   Beneficiary Designation........................    5

ARTICLE III   COMMITTEE....................................................    6

              Section 3.1   Appointment of the Committee...................    6
              Section 3.2   Committee Procedures...........................    6

ARTICLE IV    ADMINISTRATION...............................................    7

              Section 4.1   Administrative Powers and Duties...............    7
              Section 4.2   Expenses.......................................    7
              Section 4.3   Records........................................    7
              Section 4.4   Determinations.................................    8
              Section 4.5   Legal Incompetency.............................    8
              Section 4.6   Action by the Company..........................    8
              Section 4.7   Exemption from Liability/Indemnification.......    8
              Section 4.8   Nonalienation of Benefits......................    9

ARTICLE V     INCLUSION AND WITHDRAWAL OF RELATED COMPANIES................   10

              Section 5.1   Inclusion of Related Companies.................   10
              Section 5.2   Withdrawal of Related Companies................   10
              Section 5.3   Sale or Liquidation of Related Companies.......   10
              Section 5.4   Transfer Between Participating Companies.......   10

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                         TABLE OF CONTENTS (Continued)

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ARTICLE VI    MISCELLANEOUS PROVISIONS.....................................   11

              Section 6.1   Employment and Other Rights....................   11
              Section 6.2   Rights and Benefits............................   11
              Section 6.3   Offsets to Benefits............................   11
              Section 6.4   Withholding Deductions.........................   11
              Section 6.5   Amendment and Termination......................   12
              Section 6.6   Reorganization of the Company..................   12

ARTICLE VII   DEFINITIONS..................................................   13

              Section 7.1   Bank One (401(k) Savings Plan..................   13
              Section 7.2   Beneficiary....................................   13
              Section 7.3   Board..........................................   13
              Section 7.4   Code...........................................   13
              Section 7.5   Committee......................................   13
              Section 7.6   Company........................................   13
              Section 7.7   Compensation...................................   14
              Section 7.8   Deferral Agreement.............................   14
              Section 7.9   Deferred Accounts..............................   14
              Section 7.10  Employer.......................................   14
              Section 7.11  Highly Compensation Employee...................   14
              Section 7.12  Participant....................................   14
              Section 7.13  Plan Administrator.............................   15
              Section 7.14  Plan Year......................................   15
              Section 7.15  Related Company................................   15

ARTICLE VIII  GENERAL PROVISION............................................   16

              Section 8.1   ERISA Status...................................   16
              Section 8.2   Construction...................................   16
              Section 8.3   Controlling Law................................   16
              Section 8.4   Effect on Invalidity of Provision..............   16

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                             BANK ONE CORPORATION
                            401(k) RESTORATION PLAN

Purpose

The purpose of this deferred compensation plan (the "Plan") is to promote the success of BANK ONE CORPORATION and its subsidiaries, collectively referred to as the "Company," by providing a means to defer compensation for certain key employees whose position and responsibility enable them to significantly affect the profitability, competitiveness and growth of the Company.

Concept

The Plan is designed to provide Participants with a supplemental vehicle through which to defer compensation and receive Company matching contributions in a manner similar to salary deferrals under the BANK ONE 401(k) Savings Plan. This Plan provides the deferral of Compensation in excess of either (i) the BANK ONE 401(k) Savings Plan annual maximum pre-tax salary deferment limit under Code
Section 402(g), or (ii) BANK ONE 401(k) Savings Plan salary deferral limits pursuant to applicable Federal nondiscrimination requirements.

Up to and including October 1, 1998, the sponsor of this Plan was the BANC ONE CORPORATION. Effective October 2, 1998, BANC ONE CORPORATION and First Chicago NBD Corporation were merged into BANK ONE CORPORATION, a bank holding corporation, incorporated in the State of Delaware. Effective October 2, 1998, BANK ONE CORPORATION assumed sponsorship of the Plan.

The Plan is a non-funded, supplemental executive deferred compensation plan structured to benefit Participants in a manner, which provides incentive to improve the profitability, competitiveness and growth of the Company.

Effective Date

The Plan shall become effective January 1, 1987. The effective date of this amendment and restatement is January 1, 1998.

                                   ARTICLE I
                                 PARTICIPATION

Section 1.1 - Eligibility

Eligibility for participation in this Plan shall be determined by the Chief Executive Officer of the Company in his sole discretion, on an individual basis. Any management or highly compensated employee of the Company or a Related Company so designated to participate in this Plan may elect hereunder to defer future Compensation (as such term is defined in Section 1.19 of the BANK ONE 401(k) Savings Plan) in such amounts as the Participant could contribute through salary deferral to the BANK ONE (401(k) Savings Plan if such Plan was not subject to (i) the Maximum pre-tax salary deferral limit under Code Section 402(g), or (ii) the salary deferral limits prescribed by applicable Federal nondiscrimination requirements, and (iii) the Participant could elect to participate in the Plan concurrent with initial employment. Such deferral shall be effective through an applicable referral Agreement delivered personally to the Plan Administrator if deposited in the mail addressed to the Plan Administrator at the principal address of the Company.

Section 1.2 - Conditions of Participation

An individual shall not become a Participant hereunder until he or she furnishes within a reasonable time limit established by the Plan Administrator such completed and executed elections, Beneficiary designations, consents and other documents and information prescribed the Plan Administrator. Each person upon becoming a Participant shall be deemed conclusively, for all purposes, to have assented to the terms and provisions of this Plan and shall be bound thereby.

Section 1.3 - Election to Deferred Compensation

For the first calendar year in which a Participant is eligible, the election to defer from one percent (1%) to six percent (6%) of Compensation must be made before the beginning of the period of service for which the Compensation is earned.

(b) Each subsequent calendar year, a Participant shall be given the opportunity to amend his or her existing elections, in writing in a new Deferral Agreement, before December 31 of such year, the manner and extent (within the limits of the Plan) to which the Participant's Compensation in respect to the subsequent calendar year shall be deferred hereunder.

(c) A Participant who has made an effective election with respect to the deferral of Compensation for a calendar year, may not change that election after the calendar year has commenced; provided, however, that the deferral under any Deferral Agreement may be suspended or amended as provided in Section 6.5.

Section 1.4 - Company Matching Contributions

Each participating Employer shall cause matching contributions to be credited to Participant's accounts under this Plan in the same manner an amount as if Compensation deferrals made pursuant to this Plan were permissible salary deferrals under the BANK ONE 401(k) Savings Plan.

Section 1.5 - Deferred Accounts

All Compensation which a Participant has elected to defer under the Plan, shall be credited to the Participant's Deferred Accounts in dollars in the same manner as through contributed as permissible salary deferrals to the BANK ONE 401(k) Savings Plan. Separate Deferred Accounts shall be created and maintained by the Plan Administrator for each Participant to reflect each appropriate allocation of deferred Compensation and Company matching contributions to accounts and phantom investment Rinds as though maintained- under the BANK ONE 401(k) Savings Plan. Such phantom investment funds may be established solely for record keeping purposes, shall not be required to be informally funded or held in specific investments or as separated assets and shall meet all the requirements of
Section 6.2 hereof as pertinent to non-funded, non-qualified deferred compensation plans. Credits and charges shall be made to the Deferred Accounts in a manner similar to that provided in the BANK ONE 401(k) Savings Plan.

Section 1.6 - Statement of Accounts

The Plan Administrator shall provide each Participant (or Beneficiary as applicable), as soon as practical after the close of each Plan Year, a statement in such form as the Company deems desirable, setting forth the current Plan account and phantom investment balances to the credit of the Participant.

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                                  ARTICLE II
                      BENEFIT DISTRIBUTIONS FROM THE PLAN

Section 2.1 - Form of Distribution

Distribution from the Plan shall be made and. administered in the same manner and form and for the same reasons as if made under the BANK ONE 401(k) Savings Plan; provided, however, that no Plan distributions shall be made in shares of BANK ONE stock and no Plan distributions shall occur prior to the earlier of (i) the Participant's Normal Retirement Date (as defined in Section 6.1 of the BANK ONE 401(k) Savings Plan), or (ii) the date the Participant's employment with the Company or a Related Company terminates (by to death or otherwise:), except as provided in Section 2.2 hereof. Distributions from the BANK ONE CORPORATION Stock Fund shall be paid in cash based upon the market value of a share of BANK ONE CORPORATION Common Stock on the open market for the shares attributable to the Participant's interests in the BANK ONE CORPORATION Stock Fund as of the last New York Stock Exchange trading day immediately prior to the day of distribution. No shares of BANK ONE CORPORATION stock will be issued to a Participant in conjunction with the Plan.

Section 2.2 - Acceleration of Benefit Payments

The Company, with the approval of the Committee or the Board, may accelerate the payment of any amounts held in any Participant's account in the case of unforeseeable emergencies. An "unforeseeable emergency" is a severe financial hardship to the Participant or Beneficiary resulting from a sudden and unexpected illness or accident of the Participant or dependent of the Participant, loss of Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances which will constitute a "unforeseeable emergency" will depend upon the facts of each case, but in any case, payment will not be made to the extent that such hardship is or may be relieved: (i) Through reimbursement or compensation by insurance or otherwise;
(ii) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardships; or (iii) By cessation of deferrals under the Plan. "Unforeseeable emergency" will not include the need to send the Participant's child to college or the desire to purchase a home. Any early distributions must be made under this Section 2.2.

Section 2.3 - Withholding; Payroll Taxes

To the extent required by the law in effect at the time payments are made, the applicable Employer shall withhold from payments made hereunder any taxes required to be withheld from an employee's wages.

Section 2.4 - Beneficiary Designation

Each Participant who has Deferred Accounts hereunder may from time to time designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as their Beneficiary or Beneficiaries to whom Plan benefits are paid if the Participant dies before receipt of all such benefits. Such Beneficiary designations shall not be subject to the surviving spouse limitations/requirements applicable to qualified plans. Each Beneficiary designation shall be filed in the form prescribed by the Plan Administrator and will be effective only when filed with the Plan Administrator during the Participant's lifetime. Each beneficiary designation filed with the Plan Administrator will cancel all Beneficiary designations previously filed with the Plan Administrator. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

If any Participant is not survived by a Beneficiary as designated above, any death benefit payable thereunder shall be paid to the executor or administrator of the Participant's estate.

A surviving Beneficiary of a Participant may designate a beneficiary to whom Plan benefits are to be paid if (i) the Beneficiary's death occurs before receipt of all benefits otherwise payable and (ii) without survival of a secondary Beneficiary has also died provided, however, if the surviving Beneficiary was the Participant's Spouse, no secondary Beneficiary designation by the Participant shall be effective unless the Spouse consented as required above. If such a surviving Beneficiary dies before receiving the entire death benefit and has not designated a Beneficiary (and said Beneficiary is not survived by a secondary Beneficiary appointed by the Participant and his Spouse, or the secondary beneficiary has also died), the remainder of such benefits shall be paid to such Beneficiary's spouse, if living, or otherwise to the executor or administrator of such Beneficiary's estate.

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                                  ARTICLE III
                                   COMMITTEE

Section 3.1 - Appointment of the Committee

The BANK ONE CORPORATION Organization, Compensation and Nominating Committee (the "Committee") shall administer the Plan in accordance with the intention of the Board, as expressed herein.

Section 3.2 - Committee Procedures

No Committee member at any time hereunder who is a Participant shall have any vote in any decision of the Committee made uniquely with respect to such Committee member or such Committee member's benefits hereunder.

In the event of any disagreement among the Committee members at any time acting hereunder and authorized to act with respect to any matter, the decision of a majority of said Committee members authorized to act upon such matter shall be controlling and shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the other Committee members, the Company, its directors, the Plan Administrator, all persons at any time in the employ of the company and the Participants and their Beneficiaries and upon the respect successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all the foregoing.

All action of the Committee hereunder may be taken with or without a meeting. If taken without a meeting, the action shall be in writing and signed by a majority of the members of the Committee.

Subject to the provisions of the first paragraph in this Section 4.2, each additional and each successor Committee member at any time acting hereunder shall have all the rights and powers (including discretionary rights and powers) and all of the privileges and immunities hereby conferred upon the initial Committee members hereunder, and all of the duties and obligations so imposed upon the initial Committee members hereunder.

Except as otherwise may be required by any applicable law, no Committee member at any time acting hereunder shall be required to give any bond or other security for the faithful performance of duties as such Committee member.

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                                  ARTICLE IV
                                ADMINISTRATION

Section 4.1 - Administrative Powers and Duties

The Board shall designate an officer of the Company to be the "Plan Administrator" to have the primary administrative responsibility with respect to the Plan in coordination with and under the direction of the committee. The Committee and the Plan Administrator shall together administer the Plan and, in this connection, all policy and discretionary decisions shall be the responsibility of the committee and all administrative functions shall be the responsibility of the Plan Administrator who shall perform the same under the direction of the committee. The Committee shall interpret the provisions of the Plan where necessary and may adopt procedures for the administration of the Plan which are consistent with the provisions of the Plan and the rules adopted by the Committee.

The Committee may retain auditors, accountants, record keepers, legal counsel, consultants and other counsel selected by it. Any Committee member may himself act in any such capacity, and any such auditors, accountants, record keepers, legal counsel, consultants and other counsel may be persons acting in the similar capacity for the Company and ma be employees of the company. The opinion of any such auditor, accountant, record keeper, legal counsel, consultant or other counsel shall be full and complete authority and protection in respect to any action taken, suffered or omitted by the Committee in good faith and in accordance with such opinion.

Section 4.2- Expenses

The Company shall charge Participants' Deferral Accounts the reasonable expenses incurred by the Committee in the administration of the Plan, including the fees and compensation of the persons referred to in the second paragraph of Section
5.1 and all other expenses incurred in the administration of the Plan, unless paid by the Company. Any such charges shall reduce the earnings credited to the Participant's deferral account and shall be applied in a uniform and nondiscriminatory manner.

Section 4.3 - Records

The Company and the Plan Administrator shall each keep such records and shall each reasonably give notice to the other of such information, as shall be proper, necessary or desirable to effectuate the purposes of the Plan, including without in any manner limiting the generality of the foregoing, records and information with respect to deferral elections, Deferred Accounts, dates of employment and termination and determinations made hereunder. Neither the Company nor the Plan Administrator shall be required to duplicate any records kept by the other. To the extent that the company and/or the Plan Administrator shall prescribe forms for use by the Participants and their Beneficiaries in communicating with the Company or the Plan Administrator, as the case may be, and shall establish periods during which communications may be received, they shall respectively be protected in disregarding any notice or communication for which a form shall so have been prescribed and which shall not be made in such form and any notice or communication for the receipt of which a period shall so have been established and which shall not be received during such period. The Company, the Plan Administrator and the Committee shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate, including the Participant's current mailing address.

Section 4.4 - Determinations

All determinations hereunder made by the Company or the Committee shall be made in the sole and absolute discretion of the Company or of the Committee, as the case may be.

In the event that any disputed matter shall arise hereunder, including without in any manner limiting the generality of the foregoing, any matter relating to the eligibility of any person to participate under the Plan, the participation of any person under Plan, the amounts payable to any person under the Plan and the applicability and the interpretation of the provisions of the Plan, the decision of the Committee upon such mater shall be binding and conclusive upon all person, including, without in any manner limiting the generality of the foregoing, the Company, its directors, the Plan Administrator, all persons at any time in the employ of the Company, the Participants and their Beneficiaries and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all the foregoing.

Section 4.5 - Legal Incompetency

The Committee may direct payment either directly to an incompetent or disabled person, whether because of minority or mental or physical disability, or to the guardian of such person, or to the person having custody of such person, without further liability on the part of the Company, the Committee, the Plan Administrator, or any person, for the amounts of such payment to the person on whose account such payment is made.

Section 4.6 - Action by the Company

Any action by the Company under this Plan may be made by resolution of its Board, or by any persons duly authorized by resolution of said Board to take such action.

Section 4.7 - Exemption from Liability/Indemnification

The member of the Committee and the Plan Administrator, and each of them, shall be free from all liability, joint or several, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly appointed agents, in the administration of the Plan, except for those acts of omissions and conduct resulting from willful misconduct or lack of good faith.

The Company shall indemnify each member of the Committee, the Plan Administrator and any other employee, officer or director of the Company against any claims, loss, damage, expense and liability, by insurance or otherwise, reasonably incurred by the individual in connection with any action or failure to act by reason of membership on the Committee or performance of an authorized duty or responsibility for or on behalf of the Company pursuant to the Plan unless the same is judicially determined to be the result of the individual's gross negligence or willful misconduct. Such indemnification by the Company shall be made only to the extent such expense or liability is not payable to or on behalf such person under any liability insurance coverage. The foregoing right to indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.

Section 4.8 - Nonalienation of Benefits

Except as otherwise provided by law, no benefit, payment or distribution under this Plan shall be subject either to the claim of any creditor of Participant or Beneficiary, or to attachment, garnishment, levy, execution or other legal or equitable process, by any creditor of such person, and no such person shall have any right to alienate, commute, anticipate or assign (either at law or equity) all or any portion of any benefit, payment or distribution under this Plan.

The Plan shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

In the event that any Participant's benefits are garnished or attached by order of any court, the Plan Administrator may elect to bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable may be paid into the court as they become payable, to be distributed by the court to the recipient as it deems proper at the close of said action.

                                   ARTICLE V
                 INCLUSION AND WITHDRAWAL OF RELATED COMPANIES

Section 5.1 - Inclusion of Related Companies

Any Employer which is a Related Company and which is authorized by the Board to participate in the Plan may elect to participate by action of its own Board of Directors.

Section 5.2 - Withdrawal of Related Companies

The Company may, at any time in its discretion, determine that an Employer shall no longer participate in the Plan and may direct that such Employer withdraw from the Plan. Any Employer may similarly elect to discontinue its participation in this Plan at any time after the expiration of the sixty (60) day period immediately following the receipt by the Plan Administrator of the Employer's written notice of its intention to so withdraw. An Employer may be required to discontinue its participation if it ceases to be a member of the Company's controlled group of corporations or otherwise controlled by the Company.

The withdrawal of a participating Employer from the Plan shall not adversely affect the administration of amounts already credited to the Deferred Account(s) under the Plan of Participants employed by such Employer, with respect to which, amounts the Plan shall be continued until all such amounts under the Plan have been paid by the Employer or otherwise liquidated under applicable law or judicial judgment.

Section 5.3 - Sale or Liquidation of Related Company

In the event the Company should sell or otherwise directly or indirectly dispose of sufficient interest in an Employer so that it no longer owns 50% of such company, or an Employer is liquidated, the Company shall assume and guarantee payment of such Employer's remaining deferred Compensation obligations under the Plan.

Section 5.4 - Transfer between Participating Companies

In the event that a Participant's employment is transferred from one participating Employer to another participating Employer, the transfer shall not adversely affect the administration of amounts then credited to the Deferred Account(s) of such Participant on or as of the date of transfer and the Participant's prior Employer shall remain obligated to pay such deferred benefits in accordance with the Participant's new participating Employer shall become obligated under the terms of the Plan to pay any deferred Compensation amounts credited to Participant's Deferred Account(s) after the date of such transfer.

                                  ARTICLE VI
                           MISCELLANEOUS PROVISIONS

Section 6.1 - Employment and Other Rights

Nothing contained herein shall require the Company or any Employer or continue any Participant in its employ, or require any Participant to continue in the employ of the Company or any Employer, nor does the Plan create any rights of any Participant or Beneficiary or any obligations on the part of the Company or any Employer other than those set forth herein. The benefits payable under this Plan shall be independent of, and in addition to, any other employment agreements that may exist from time to time concerning any other compensation or benefits payable by the Company or any Employer.

Section 6.2 - Right to Benefits

The sole interest of each Participant and each Beneficiary of a Participant under the Plan shall be to receive the deferred Compensation benefits provided herein as and when the same shall become due and payable in accordance with the terms hereof and applicable elections hereunder and neither any Participant nor any Beneficiary of any Participant shall have right, title or interest (legal or equitable) in or to any of the specific property or assets of the Company or any participating Employer. All benefits hereunder shall be paid solely from the general assets of the Company or applicable Employer and no Employer shall maintain any separate fund or other separated assets of Company or any Employer be deemed or construed through any of the provision of this Plan to be held in trust for the benefit of any Participant or designated Beneficiary(ies) or to be collateral security for the performance of the obligations imposed by this Plan or the Company or any Employer. The rights of any Participant hereunder and any Beneficiary of the Participant shall be solely those of an unfunded and unsecured creditor in respect to the promise of the Company or any Employer, as applicable, to pay money in the future.

Section 6.3 - Offset to Benefits

Notwithstanding any provisions of the plan to the contrary, the Company or any Employer may, at the time of distribution in its sole and absolute discretion, enforce the right to offset any amounts to be paid to a Participant under the Plan against any debt of the Participant which has been reduced to judgment in favor of the Company or Employer.

Section 6.4 - Withholding and Deductions

All benefits payments made by the Company or any Employer under the Plan to any Participant or Beneficiary shall be subject to applicable withholding and to such other deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other jurisdiction, and, in the case of payments to the Beneficiary of a Participant, the delivery to the Plan Administrator of all necessary waivers and other documents. To the extent that an Employer is required to withhold any current taxes at the time of deferral of Compensation, such amounts shall be taken out of the portion of the Participant's current Compensation which is not deferred under this Plan. Determinations by the Plan Administrator as to withholding shall be binding on the Participant and applicable Beneficiary(ies).

Section 6.5 - Amendment and Termination

While the Company and the participating Employers intend to continue its Plan indefinitely, the Plan may be amended, suspended or terminated at any time by the Board; provided that no such amendment, suspension or termination shall adversely affect the administration of amounts already credited to Deferred Accounts under the Plan, with respect to which amounts the Plan shall continue until all deferred Compensation credited to Deferred Accounts under the Plan have been paid. In the event it should at any time be determined for any reason by an applicable agency of the United States Government or by any court of applicable jurisdiction that the Plan does not qualify under the exclusions of
Section 201(2), Section 301(a)(3) and Section 401(a)(1) of ERISA, the Plan shall be deemed terminations as of the date of such determination unless alternative action is taken by the Board.

Section 6.6 - Reorganization of the Company

Neither the Company nor any participating Employer shall merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of such Employer herein set forth.

                                  ARTICLE VII
                                  DEFINITIONS

For the purpose of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

Section 7.1 - BANK ONE 401(k) Savings Plan

"BANK ONE 401(k) Savings Plan" means the qualified, 401(k) savings plan, the terms of which are set forth in a plan document originally effective April 1, 1986, as it may be amended or restated from time to time.

Section 7.2 - Beneficiary

"Beneficiary" means the person, persons or entity designated by the Participant to receive any benefits payable under the Plan pursuant to Section 2.4.

Section 7.3 - Board

"Board" means the Board of Directors of BANK ONE CORPORATION.

Section 7.4 - Code

"Code" means the Internal Revenue Code of 1986.

Section 7.5 - Committee

"Committee" means the BANK ONE CORPORATION Organization, Compensation and Nominating Committee, appointed pursuant to the BANK ONE CORPORATION Cash Balance Pension Plan. The committee is authorized to establish Plan policy and review Plan discretionary decisions pursuant to Article III.

Section 7.6 - Company

"Company" means BANC ONE CORPORATION or in applicable context BANC ONE CORPORATION and its subsidiaries in the aggregate. Effective October 2, 1998, "Company" shall mean the BANK ONE CORPORATION and its subsidiaries in the aggregate.

Section 7.7 - Compensation

"Compensation" means remuneration in the form described in Section 1.19 of the BANK ONE 401(k) Savings Plan, but only such Compensation in excess of the limits for the Plan Year as provided under Code Section 401(a)(17).

Section 7.8 - Deferral Agreement

"Deferral Agreement" means the agreement filed by a Participant to effect deferrals of compensation hereunder.

Section 7.9 - Deferred Accounts

"Deferred Accounts" means the accounts maintained by the Plan Administrator for each Participant pursuant to Article II. Separate Deferred Accounts shall be maintained for each Participant. More than one Deferred Account may be maintained for each Participant as necessary to reflect the nature of the account and various fund allocations. A Participant's Deferred Accounts shall be utilized solely as a device for the measurement and determination of the amounts to be paid to or on behalf of a Participant pursuant to this Plan. A Participant's Deferred Accounts shall not constitute or be treated as a trust fund of any kind.

Section 7.10 - Employee

"Employer" means BANC ONE CORPORATION, and/or an applicable participating Related Company or any successor to the business thereof. Effective October 2, 1998, "Employer" means BANK ONE CORPORATION, and/or an applicable participating Related Company or any successor to the business thereof.

Section 7.11 - Participant

"Participant" means any individual who is eligible to defer Compensation hereunder by designation of the Chief Executive Officer of the Company and who elects to participate by filing a Deferral Agreement as provided in Article I.

Section 7.12 - Plan Administrator

"Plan Administrator" means the person appointed by the Company to represent the Company in the administration of this Plan pursuant to the provision of
Article IV.

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Section 7.13 - Plan Year

"Plan Year" means a 12-month period commencing January 1 and ending the following December 3 1.

Section 7.14 - Related Company

"Related Company" means any corporation which is a member of the controlled group of corporations of which the Company is the common parent and any other entity in which the Company owns a 50% or greater interest which is designated to be a Related Company by the Company.

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                                 ARTICLE VIII
                              GENERAL PROVISIONS

Section 8.1 - ERISA Status

This Plan shall constitute a plan which is unfunded and which is maintained primarily for the purpose of providing deferred Compensation benefits for a select group of management or highly compensated employees within the meaning of Sections 202(2), 301(a)(3) and 401(a)(1) of ERISA and the ERISA reporting and disclosure regulations.

Section 8.2 - Construction.

In the construction of the Plan, the masculine shall include the feminine and the singular the plural in all cases where such meanings would be appropriate.

Section 8.3 - Controlling Law

The law of the State of Ohio shall be the controlling state law in all matters relating to the Plan and shall apply to the extent that it is not preempted by the laws of the United States of America.

Section 8.4 - Effect of Invalidity of Provision

If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

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